Exhibit 23.9
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 26 September 2000, with respect to the financial statements of VideoWeb Limited in the Registration Statement (Form F-4 No. 333-55392) and related Prospectus of Genesys S.A. for the registration of its ordinary shares incorporated by reference in the Registration Statement on (Form F-4) of Genesys S.A. for the registration of its ordinary shares filed pursuant to Rule 462(b) under the Securities Act of 1933.

                                                     /s/ Ernst & Young

London, England
22 March 2001